COMMERCIAL LEASE AGREEMENT

BETWEEN

EXPORTS, INC.

AND

KONIGSBERG CORP

This Commercial Lease Agreement ("Lease") is made and effective this 28th day of January 2005, by and between **Exports, Inc.,** hereinafter "Landlord" and **Konigsberg Corp.**, hereinafter "Tenant".

WITNESSETH:

The Landlord is the owner of land and improvements commonly known and numbered as 435 Martin Street, Blaine, Whatcom County, Washington (the "Building"). The Landlord makes available for lease a portion of the Building designated as Suite 3220 (the "Leased Premises") consisting of approximately 172 square feet.

The Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from the Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

Therefore, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. <u>TERM:</u>

A. Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" beginning February 1, 2005 and ending January 31, 2006. Landlord shall use it's best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

B. Tenant may renew the Lease for one extended term of one (1) year. Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than ninety (90) days prior to the expiration of the Initial Term. The renewal term

shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease.

2. RENTAL:

A. Tenant shall pay to Landlord during the Initial Term rental of $2940.00 per year, payable in equal installments of $245.00 per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at 435 Martin Street, Suite 4000, Blaine, Washington 98230 or at such other place designated by written notice from Landlord. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

B. Tenant shall also pay to Landlord a "Security Deposit" in the amount of $245.00. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of he Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

C. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, and the exact amount of such costs include, but are not limited to, processing and accounting costs. Therefore if any installment of rent is not paid by Tenant within five days after the same becomes due and payable: (i) a one-time late charge in the amount of $30.00 shall become immediately due and payable as compensation to Landlord for administrative costs; and (ii) the unpaid balance due Landlord shall bear interest at a rate equal to prime rate plus two percent (2%) from the date such installment became due and payable to the date of payment thereof by Tenant, and such interest shall constitute additional rent hereunder which shall be immediately due and payable. In the event Landlord pays any sum or fee on behalf of Tenant which Tenant is obligated to pay hereunder, or in the event the Landlord expends any other sum or incurs any expense or Tenant fails to pay sum due hereunder which is not rent, or additional rent, Landlord shall receive interest upon said sum at the prime rate plus two percent (2%) from the date such sum was

due until paid. Tenant further agrees to pay all interest and/or penalties due by reason of Tenant's failure to make payments to any entities other than Landlord which are required to be made by the Tenant hereunder.

D. Tenant hereby agrees to pay all rent to Landlord without demand and without reduction, abatement, counterclaim or offset as may be designated by Landlord from time to time.

E. The rental for any renewal lease term, if created as permitted under this lease, shall be based on the current Consumer Price Index (CPI) on the date of commencement of such period; provided, however that any increase shall not exceed a 5% change from the rent payable during the immediately preceding period.

3. USE:

A. The Premises are to be used and occupied by Tenant solely for the purpose of operating thereon an office facility for its business. Tenant has determined to its satisfaction that the Premises can be used for these purposes, and waives any right to terminate this Lease solely on the basis that the Premises cannot be used for such purposes during the Lease Term.

B. Tenant shall not do, bring, or keep anything in or about the Premises or Building that will increase the existing rate of insurance for the Building or any part thereof, or any of its contents, or that will cause cancellation of any insurance covering the Building, or any part thereof or of its contents. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within ten (10) days from the date Landlord is obligated to pay a premium on the insurance, or within ten (10) days after the Landlord delivers to Tenant a statement from Landlords insurance carrier stating that the rate increase was caused solely by an activity by the Tenant on the Premises as permitted in this Lease, whichever date is later a sum equal to the difference between the original premium and the increased premium.

C. Tenant shall not do or permit any of its agents, employees, or visitors to do anything in or about the Premises or Building which may in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them; or use or allow the Premises or the Building to be used for any unlawful purpose.

D. Tenant shall not commit or suffer to be committed any waste to be deposited upon the Premises or the Building.

E. Tenant shall not place upon or install in the windows or other openings or exterior sides of doors or walls of the Premises or any part of the Premises visible from the exterior of the Premises, or anywhere also on or about the Building, any signs, symbols, drapes or other materials without the prior consent of Landlord, which consent will not be unreasonably withheld.

F. Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or any other inherently dangerous substance, chemical, thing or device.

4. COMMON AREAS:

A. The term "Common Areas" means areas and facilities outside of the Premises that are provided and designated by Landlord from time to time for general use and convenience of Tenant and other tenants of the Building and their respective authorized representatives, guests, and invitees. Common areas may include, without limitation, designated pedestrian walkways and paths, landscaped areas, public lobbies, elevators, sidewalks, loading areas, service corridors, restrooms, stairways, arcades, and roads.

B. Landlord gives to Tenant and its authorized representatives the nonexclusive right to use the Common Areas, with others who are entitled to use the Common Areas, subject to Landlord's rights set forth in Section 4C. Guests of the Tenant may not use such common areas except to the extent necessary to enter the Premises from the street entrance.

C. Landlord shall have the right to:

i. Establish and enforce reasonable rules and regulations applicable to all Tenants concerning the maintenance, management, use and operation of the Common Areas, so long as such rules and regulations do not create a monetary cost to the Tenant.

ii. Close any of the Common Areas to the extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Area, or the accrual of any rights of any person or of the public to the Common Area.

iii. Close temporarily any of the Common Areas for purpose of cleaning, maintenance, alterations, improvements or additions.

iv. Designate other property to become part of the Common Areas.

v. Make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, exits, vehicle parking spaces and parking areas.

5. OPERATING EXPENSES AND UTILITIES:

In that the leased premises are considered fully serviced, Landlord shall be responsible for all expenses pursuant to real property taxes, costs of maintenance of the common areas, insuance, utilities, and general building upkeep.

6. REPAIRS AND MAINTENANCE:

A. During the Lease term, Tenant shall make, at Tenant's expense all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings and other parts of the Leased Premises damaged or worn through normal occupancy. Tenant agrees to replace all glass in windows and doors of the Premises, which may become

cracked or broken during the Leased Term attributable to their use, agents, employees, guests or invitees.

B. The Landlord agrees to maintain the common areas (including parking lots), roof, exterior walls, foundation, drains equipment and systems and shall be responsible for protecting water, heating, gas and other pipes and systems so as to prevent damage.

7. <u>ALTERATIONS AND IMPROVEMENTS:</u>

A. Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the Premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain the Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

B. Tenant shall not make changes to locks on doors or add to, or in any way change any plumbing or electrical wiring without the prior consent of Landlord and in accordance with the requirements of this section. Tenant may install phone and computer cabling in the Premises and Landlord is to continually grant to tenant access through the Building as shall be deemed reasonably designated by Landlord for such cabling.

8. <u>ENTRY:</u>

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provide Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

9. <u>PARKING:</u>

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas in reasonable proximity of the Building for Tenant and Tenant's agents and employees. Tenant

shall provide Landlord with a list of all license numbers for the cars owned by Tenant, its agents and employees.

10. DEFAULT:

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and is said default shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

11. QUIET POSSESSION:

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

12. CONDEMNATION:

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premise unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

13. SUBORDINATION:

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to

subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating the Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

14. SUBLETTING OR ASSIGNMENT:

Tenant shall have the right without the Landlord's consent, to assign this Lease to a corporation with which the Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without the written consent of Landlord, which will not be unreasonably withheld or delayed. This Lease shall not be assignable by operation of law.

15. LIABILITY INSURANCE:

A. At all times during the term of this Lease, Tenant shall maintain in force a general liability insurance policy or policies for liability for bodily injury to persons and damage to property occurring on or about the leased premises excluding any such liability arising out of the Landlord's acts or omissions or breaches of this Lease. Such insurance to afford minimum protection of not less than $1,000,000 combined singe limit coverage of bodily injury, property damage or combination thereof. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building. Tenant agrees to indemnify and hold Landlord harmless from any and all such losses and liability excluding only such losses or liabilities arising out of Landlord's acts or omissions or breaches of this Lease.

B. At all times during the time of the Lease, Landlord shall maintain in force fire insurance with an extended coverage endorsement in the amount of not less than 100% of the full replacement cost of the premises and Landlord's improvements, fixtures and equipment on the premises exclusive of the value of excavations, underground utilities, foundations and footing. Any

and all proceeds of such insurance shall be made payable to Landlord and Tenant as their interest appear.

C. At all times during the term of this Lease, Tenant shall maintain in force fire insurance with an extended coverage endorsement of not less than 100% of the full replacement cost of Tenant's improvements, fixtures, and equipment.

D. Except as provided below, any and all insurance policies obtained by either Landlord or Tenant pursuant to the provisions of this section shall be issued only by a responsible insurer, properly licensed in the State of Washington, which insurer has sufficient financial reserves adequate for the risks and the insurance required by terms of the section. Each such insurance policy shall include an endorsement obligating the insured to give the party hereto not obtaining said insurance policy 30 days prior written notice of any cancellation or change in scope or amount of coverage of such insurance policy. Each party hereto shall cause to be issued to the other party, upon request, appropriate Certificates of Insurance evidencing compliance with the terms of the provisions of this paragraph relating to insurance.

16. DAMAGE OR DESTRUCTION:

A. Subject to Insurance Section above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant's purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant's rent shall abate in the same ratio as the portion of the premises rendered untenantable for the Tenant's purposes, bears to the whole of the premises. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

B. If the Leased Premises or any other party of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

17. COSTS AND FEES:

If, by reason of any default or breach on the part of either party in the performance of any of the provisions of this Lease, a collection and/or legal action is instituted, the losing party agrees to pay all reasonable collection costs and attorney fees in connection therewith. It is agreed that the venue of any legal action brought under the terms of the Lease shall be in Whatcom County, Washington.

18. HOLDING OVER:

If Tenant shall hold over after the expiration of the term of this Lease, including any extended term, with the implied or express consent of Landlord, Tenant shall remain bound by all the covenants and agreements herein, except that the tenancy shall be from month to month.

19. SUCCESSORS:

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

20. CONSENT:

Landlord shall not unreasonably withhold or delay its consent or denial with respect to any matter for which Landlord's consent is required or desirable under this Lease.

21. PERFORMANCE:

If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest at a rate equal to the lesser of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

22. COMPLIANCE WITH LAW:

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises. Landlord shall

comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

23. FINAL AGREEMENT:

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

24. NOTICE:

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

Landlord: Exports, Inc.
435 Martin Street, Suite 4000
Blaine, WA 98230

Tenant: Konigsberg Corp.
435 Martin Street, Suite 3220
Blaine, WA 98230

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

25. BROKERS:

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

26. WAIVER:

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

27. MEMORANDUM OF LEASE:

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu of thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

28. HEADINGS:

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD	**TENANT**
EXPORTS, INC.	**KONIGSBERG CORP.**
By: Kristine Moe	By:

STATE OF WASHINGTON)
)ss.
COUNTY OF Whatcom)

I certify that I know or have satisfactory evidence that Susan Downing is the person who appeared before me and said person acknowledged that She signed this instrument, on oath stated that She was authorized to execute the instrument and acknowledged it as the President of Konigsberg Corp to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED: January 28, 2005.

(Seal or stamp)

RANDI E. PEARS
COMMISSION EXPIRES
NOTARY
PUBLIC
SEPT 30, 2006
STATE OF WASHINGTON

Randi E Pears
Printed Name: Randi E Pears
NOTARY PUBLIC in and for the State of Washington,
residing at: Blaine, WA
My Commission expires: 9/30/06

STATE OF WASHINGTON)
)ss.
COUNTY OF Whatcom)

I certify that I know or have satisfactory evidence that Kristine Moe is the person who appeared before me and said person acknowledged that She signed this instrument, on oath stated that She was authorized to execute the instrument and acknowledged it as the Secretary/Treasurer of Exports, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED: January 27, 2005.

(Seal or stamp)

RANDI E. PEARS
COMMISSION EXPIRES
NOTARY
PUBLIC
SEPT 30, 2006
STATE OF WASHINGTON

Randi E Pears
Printed Name: Randi E. Pears
NOTARY PUBLIC in and for the State of Washington,
residing at: Blaine, WA
My Commission expires: 9/30/06